UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2026

Keenova Therapeutics plc

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland

(Address of principal executive offices)

+353 1 6960000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, in a Current Report on Form 8-K filed on August 14, 2025, the Board of Directors (the “Board”) of Keenova Therapeutics plc (the “Company”) adopted the Keenova Therapeutics plc 2025 Stock and Incentive Plan (formerly, the Mallinckrodt Pharmaceuticals 2025 Stock and Incentive Plan, the “Plan”) for the issuance of equity awards to employees, directors and consultants.

The Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted units (“RSUs”), deferred stock units and other stock-based awards.

On February 18, 2026, the Board adopted a form of award agreement for RSUs to be granted under the Plan (the “Form of RSU Award”) and a form of award agreement for performance-based awards to be granted under the Plan (the “Form of PSU Award”, collectively the “Award Forms”).

In accordance with the terms of the Plan, the Award Forms set forth terms and conditions applicable to particular awards, including with respect to vesting and the treatment of awards in various termination scenarios and changes in control. The Form of PSU Award includes various operating, financial and strategic performance measures that could be used to evaluate performance. Those performance measures may include, at the discretion of the Board or the Human Resources and Compensation Committee of the Board, as the case may be, criteria selected to measure the level of performance of the Company, including over a specified period. In particular, vesting may be based on the satisfaction of one or more organizational, financial or strategic goals, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and that are absolute or relative to the performance of one or more comparable companies or an index of comparable companies. Examples of potential goals include, but are not limited to, measures that relate to or use total stockholder return, cash flow, sales, revenue, net income, EBITDA, earnings per share, operating margin, return on equity, changes to processes or systems, regulatory approvals, licenses, commercial agreements, acquisitions, dispositions and similar strategic transactions.

The Company may make grants under the Plan pursuant to the Award Forms, revised versions of the Award Forms (including to take into account employment agreement provisions or other arrangements), or any other form permitted by the Plan. The foregoing description of the Award Forms is qualified in its entirety by reference to the terms and conditions of the Form of RSU Award and Form of PSU Award, which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
10.1	Form of RSU Award
10.2	Form of PSU Award
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEENOVA THERAPEUTICS PLC
(registrant)

By:	/s/ Mark Tyndall
Mark Tyndall
Executive Vice President, Chief Legal Officer & Corporate Secretary

Date: February 20, 2026